UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2008

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On September 3, 2008, the Compensation Committee of IDT Corporation (the “Registrant” or the “Company”) approved an amendment to the employment agreement between the Registrant and Mr. Howard Jonas, the Company’s Chairman of the Board of Directors (the “Amendment”).

Pursuant to the Amendment, Mr. Jonas will be paid $750,000 in annual base compensation for calendar years 2009, 2010 and 2011 in the form of the Company’s common stock (NYSE:IDT.C) rather than in cash. Mr.Jonas is entitled to an annual base salary of $856,000 but has been accepting only $750,000. The stock was valued at the closing price of the Company’s common stock on September 3, 2008, which was $1.32 per share. Accordingly, the Company will issue to Mr. Jonas 1,704,545 shares of common stock. All such shares will automatically vest on January 5, 2012, subject to adjustments or acceleration based on certain corporate transactions, changes in capitalization, or termination, death or disability of Mr. Jonas, the terms of which shall be set forth in a grant agreement between the Company and Mr. Jonas. The Company and Mr. Jonas are currently negotiating the definitive amendment to the employment agreement and the grant agreement.

A copy of the press release issued by the Registrant concerning the foregoing is furnished herewith as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities

Item 1.01 above, is hereby incorporated by reference into this Item 3.02.

The issuance of these shares is not a public offering. The Company is therefore relying on the exemption from registration found in Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
99.1	Press Release of the Registrant dated September 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ James A. Courter
Name:	James A. Courter
Title:	Chief Executive Officer

Dated: September 8, 2008

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release of the Registrant dated September 8, 2008.

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